Exhibit 12: Statement Re Computation of Ratios

Ratio of Earnings to Fixed Charges:
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                                                        Three Months Ended                 Nine Months Ended
(in thousands)                                           September 30,                       September 30,
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                                                         1999           1998              1999           1998
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
   1. Income before taxes                                 $32,270        $37,949         $78,907      $108,856


   2. Fixed charges:

      a.  Interest expense                                $56,726        $61,402        $167,339      $181,936
      b.  Interest component of rent expense                  700            667           2,069         2,088

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      c.  Total fixed charges (line 2a.+ line 2b.)         57,426         62,069         169,408       184,024
      d.  Interest on deposits                             42,923         48,677         129,804       146,555

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      e.  Fixed charges excluding interest on deposits
          (line 2c.-line 2d.)                             $14,503        $13,392         $39,604       $37,469
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   3. Income before taxes plus fixed charges:

      a.   Including interest on deposits                  $89,696       $100,018        $248,315      $292,880
                 (line 1.+ line 2c.)

      b.   Excluding interest on deposits                   46,773         51,341         118,511       146,325
                 (line 1.+ line 2e.)
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   4. Ratio of earnings to fixed charges:

      a.   Including interest on deposits
                 (line 3a. divided by line 2c.)              1.56x          1.61x         1.47x         1.59x

      b.   Excluding interest on deposits
                 (line 3b. divided by line 2e.)              3.23x          3.83x         2.99x         3.91x
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